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                                                                    EXHIBIT 7(a)

[CNA LOGO]

         THE JOINT RETIREMENT BOARD OF THE RABBINICAL ASSEMBLY, et al.
              Suite 2224, 11 Penn Plaza, New York, New York 10001

                            PENSION PLAN APPLICATION
                      Continental Assurance Company (CAC)
                          Group Policy Number GP 26100

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Name                                                                 I WISH TO ELECT COVERAGE UNDER THE
                                                                     FOLLOWING WITH RESPECT TO FUTURE
---------------------------------------------------------------      CONTRIBUTIONS:
Home Address (Street, City, State, Zip)
                                                                     CONTINENTAL ASSURANCE COMPANY (CAC)
                                                                     GROUP FIXED ANNUITY CONTRACT:
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Home Telephone No.       Sex                     Date of Birth       1-YR. MATURITY CONTRACT     _____ %
(     )                  [ ] Male   [ ] Female                       3-YR. MATURITY CONTRACT     _____ %
                                                                     5-YR. MATURITY CONTRACT     _____ %
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Applicant's Social Security Number                                   CONTINENTAL ASSURANCE COMPANY
                                                                     SEPARATE ACCOUNT(B) GROUP
---------------------------------------------------------------      VARIABLE ANNUITY CONTRACT   ===== %
Primary Beneficiary (Full Name(s) & Relationship)                                     TOTAL        100 %

                                                                     Allocations allowable for a Separate
---------------------------------------------------------------      Account (B) GROUP VARIABLE ANNUITY
Contingent Beneficiary (Full Name(s) & Relationship)                 CONTRACT are 0% to 60%.


                                                                     The Continental Assurance Company
                                                                     Separate Account (B) GROUP VARIABLE
                                                                     ANNUITY CONTRACT is offered through
                                                                     CNA Investor Services, Inc.
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The beneficiary arrangement unless otherwise indicated will apply both to the life insurance and the value of your annuity account with Continental Assurance Company, if any.

I hereby apply for coverage under The Joint Retirement Board of The Rabbinical Assembly, et al. Pension and Insurance Plan,
commencing [ ] March 1st or [ ] September 1st.

I hereby acknowledge receipt of and have read the prospectus dated ______________________, 19____, covering Separate Account (B)
GROUP VARIABLE ANNUITY CONTRACTS issued by Continental Assurance Company.

I understand that contributions invested in the Continental Assurance Company Separate Account (B) GROUP VARIABLE ANNUITY CONTRACT
will fluctuate in value depending on investment income and changes in market value of the securities in the Separate Account.

If you would like to receive the "Statement of Additional Information" booklet for the Continental Assurance Company Separate
Account (B) GROUP VARIABLE ANNUITY CONTRACTS, please mark (X) on the following box [ ].

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Applicant's Signature                                                                                            Date


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Registered Representative (Print Name)                                Signature


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By:  CNA INVESTOR SERVICES, INC. (Print Name)                         Signature

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               [For use with 403(b) Plan Contracts with the Joint
              Retirement Board of the Rabbinical Assembly, et al.]

                      [CNA INSURANCE COMPANIES LETTERHEAD]


                              ENROLLMENT STATEMENT


I, _________________, have read and understand the following feature of an investment under a 403(b) Plan as more fully described in the Prospectus for Continental Assurance Company Separate Account (B) (the "Separate Account"):

I.  WITHDRAWALS

    Distributions may not be made to any Participant of a 403(b) Plan prior to attainment of age 59 1/2 unless the Participant is permanently and totally disabled, is subject to a certain form of hardship or such distributions to the Participant are attributable to separation from service after age 55. Distributions are also permissible upon the death of the Participant.

II. ANNUITIES

    After a Participant has selected a retirement date, the Participant must also select an annuity option. An annuity is a series of payments for life; for life with either a minimum number of payments or a determinable sum guaranteed; or for the joint lifetime of the person receiving payments and another person and thereafter during the lifetime of the survivor. The Participant has two types of annuities to choose from:

     a. Variable annuity - an annuity which provides for payments varying in amount in accordance with the investment experience of the Separate Account.

     b. Fixed annuity - an annuity which provides for payments which remain fixed throughout the payment period and which do not vary with the investment experience of the Separate Account.

The company currently has a charge for the purchase of a fixed rate annuity.

Changes to annuity options may be made up to 30 days prior to the date annuity payments are to begin.

III. FUND TO FUND ACTIVITY

     Prior to commencement of annuity payments, a Participant may transfer funds between fixed and variable contracts. Some of the 403(b) Plan Contracts provide that such transfers will be made without charge. Others provide that the company may make a charge of $10 for the second and each succeeding transfer in any calendar year. Please refer to your Contract to determine the applicability of such fee.

     A Participant may change the percentage allocation of future purchase payments between fixed and variable annuity contracts at any time without charge.


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Signature of Participant                      Date